UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2016

WESTELL TECHNOLOGIES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-27266	36-3154957
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 North Commons Drive, Aurora, Illinois	60504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 898-2500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a) Dismissal of Independent Registered Public Accounting Firm

On June 16, 2016, the Audit Committee (the “Audit Committee”) of the Board of Directors of Westell Technologies, Inc. (the “Company”) approved the dismissal of Ernst & Young (“EY”) as the Company’s independent registered public accounting firm. This change was a result of a competitive process, which involved EY, and is designed to reduce the Company’s professional services expenses.

The reports of EY on the Company’s consolidated financial statements for the fiscal years ended March 31, 2015 and March 31, 2016 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended March 31, 2015 and March 31, 2016, and through June 16, 2016, there have been no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of EY would have caused EY to make reference thereto in its reports on the consolidated financial statements for such years. During the fiscal years ended March 31, 2015 and March 31, 2016 and through June 16, 2016, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has valued its longstanding relationship of over 15 years with EY.

The Company provided EY with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K, and requested that EY furnish the Company with a copy of its letter addressed to the Securities and Exchange Commission (the “SEC”), pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not EY agrees with the statements related to them made by the Company in this report. A copy of EY’s letter to the SEC dated June 16, 2016 is attached as Exhibit 16.1 to this report.

(b) Newly Engaged Independent Registered Public Accounting Firm

On June 16, 2016, the Audit Committee approved the appointment of Grant Thornton LLP (“Grant Thornton”) as the Company’s new independent registered public accounting firm, effective immediately, to perform independent audit services for the fiscal year ending March 31, 2016.  During the fiscal years ended March 31, 2015 and March 31, 2016 and through June 16, 2016, neither the Company, nor anyone on its behalf, consulted Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by Grant Thornton that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company looks forward to working with Grant Thornton.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
16.1	Letter of Ernst & Young LLP dated June 16, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTELL TECHNOLOGIES, INC.

Date: June 16, 2016	By:	/s/ Thomas P. Minichiello
Thomas P. Minichiello
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description
16.1	Letter of Ernst & Young LLP dated June 16, 2016